AMENDMENT NO. 2

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of February ___, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc., successor by merger to Invesco Aim Advisors, Inc. (the “Adviser”), on behalf of AIM Tax-Exempt Funds, and each of Invesco Trimark Ltd., formerly AIM Funds Management Inc., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, Invesco Global Asset Management (N.A.), Inc., Invesco Institutional (N.A.), Inc. and Invesco Aim Advisors, Inc. have merged and the survivor is Invesco Advisers, Inc.
     WHEREAS, the parties desire to amend the Contract to add the following series portfolios: Invesco Municipal Fund, Invesco Tax-Exempt Securities Fund, Invesco Van Kampen California Insured Tax Free Fund, Invesco Van Kampen High Yield Municipal Fund, Invesco Van Kampen Insured Tax Free Income Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund, Invesco Van Kampen Municipal Income Fund and Invesco Van Kampen New York Tax Free Income Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
AIM High Income Municipal Fund
AIM Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund
Invesco Municipal Fund
Invesco Tax-Exempt Securities Fund
Invesco Van Kampen California Insured Tax Free Fund
Invesco Van Kampen High Yield Municipal Fund
Invesco Van Kampen Insured Tax Free Income Fund
Invesco Van Kampen Intermediate Term Municipal Income Fund
Invesco Van Kampen Municipal Income Fund
Invesco Van Kampen New York Tax Free Income Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser

By:

Name:

Title:

By:

Name:

Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:

Name:

Title:

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:

Name:

Title:

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